EXHIBIT 99.1

For More Information:
Investor contact: Ann Thornton 414-438-6887
Media contact: Kate Venne 414-358-5176

For immediate release

Brady Corporation Reports Fiscal 2016 Fourth Quarter Results and Announces its Fiscal 2017 EPS Guidance

•
Earnings per diluted Class A Nonvoting Common Share were $0.49 in the fourth quarter of fiscal 2016 compared to GAAP and non-GAAP (loss) earnings per diluted Class A Nonvoting Common Share* of $(0.77) and $0.28, respectively, in the same quarter of the prior year.

•	Organic revenues declined 0.9 percent for the quarter ended July 31, 2016.

•	Net cash provided by operating activities was $139.0 million during the year ended July 31, 2016, compared to $93.3 million in the prior year.

•	Earnings per diluted Class A Common Share guidance for the full year ending July 31, 2017 announced at a range of $1.55 - $1.70.

MILWAUKEE (September 9, 2016)--Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for its fiscal 2016 fourth quarter and year ended July 31, 2016.

Quarter Ended July 31, 2016 Financial Results:
Net earnings for the quarter ended July 31, 2016, were $25.1 million compared to a loss of $(39.4) million for the same quarter last year. Non-GAAP net earnings* were $14.4 million for the quarter ended July 31, 2015.
Earnings per diluted Class A Nonvoting Common Share were $0.49 for the fourth quarter ended July 31, 2016, compared to a loss per diluted Class A Nonvoting Common Share of $(0.77) in the same quarter last year. Non-GAAP earnings per diluted Class A Nonvoting Common Share* were $0.28 for the quarter ended July 31, 2015.
During the quarter ended July 31, 2016, the Company benefited from a lower income tax rate primarily due to the settlement of certain tax audits. If the tax rate for the quarter ended July 31, 2016 would have been at the historical average of approximately 28%, it would have reduced earnings per diluted Class A Nonvoting Common Share by approximately $0.04 during the quarter ended July 31, 2016.
Sales for the quarter ended July 31, 2016, decreased 2.3 percent to $282.1 million compared to $288.6 million in the fourth quarter of fiscal 2015. Total organic sales decreased 0.9 percent and foreign currency translation decreased sales by 1.4 percent. By segment, organic sales decreased 0.2 percent in Identification Solutions and decreased 2.7 percent in Workplace Safety.

Year Ended July 31, 2016 Financial Results:
Net earnings for the year ended July 31, 2016, were $80.1 million compared to net earnings from continuing operations of $4.9 million last year. Non-GAAP net earnings from continuing operations* were $65.5 million for the year ended July 31, 2015.
Earnings per diluted Class A Nonvoting Common Share were $1.58 for the year ended July 31, 2016, compared to earnings from continuing operations per diluted Class A Nonvoting Common Share of $0.10 last year. Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* were $1.27 for the year ended July 31, 2015.
Sales for the year ended July 31, 2016, decreased 4.4 percent to $1.12 billion compared to $1.17 billion last year. Total organic sales decreased 0.7 percent and the impact of foreign currency translation decreased sales by 3.7 percent. By segment, organic sales decreased 0.7 percent in Identification Solutions and decreased 0.8 percent in Workplace Safety.

Commentary:
“We finished fiscal 2016 with GAAP diluted EPS of $1.58, which is a 24 percent increase compared to non-GAAP diluted EPS of $1.27 in the prior year. Our consistent focus on producing high-quality products, providing excellent customer service, developing efficient and effective manufacturing processes, and pushing for efficiencies in our SG&A structure are the primary drivers of our improved financial results. Our gross profit margin, segment profit margins and net earnings have all improved on a year-over-year basis for the fourth consecutive quarter,” said Brady’s President and Chief Executive Officer, J. Michael Nauman. “As we look forward, our top priorities remain unchanged, which are to grow our pipeline of innovative new products, deliver operational efficiencies, and serve our customers exceptionally well. I am pleased with our ability to improve our financial performance while simultaneously investing in our capabilities to create innovative solutions for our customers. We have an improving pipeline of new products and we anticipate increasing our investments in new products in fiscal 2017. Our consistent focus on our long-term strategy has positioned Brady to compete effectively and deliver improved results to our shareholders.”
“Our fourth quarter revenues were approximately in line with our expectations coming into the quarter; finishing with an organic sales decline of 0.9 percent. Demand has been choppy and we lack a clear catalyst for improved near-term sales. Although organic sales declined, profitability was stronger than anticipated as our focus on driving operational efficiencies and actively reducing our general and administrative structure provided financial benefits this quarter. During the year ended July 31, 2016, cash provided by operating activities was $139.0 million, which was a 49 percent improvement compared to the year ended July 31, 2015. We finished with net debt of $75.7 million as of July 31, 2016 compared to net debt of $139.2 million as of July 31, 2015,” said Brady’s Chief Financial Officer, Aaron Pearce. “As a result of our strong cash generation, our balance sheet continues to provide significant flexibility for future investment or returning funds to our shareholders.”

Fiscal 2017 Guidance:
The Company anticipates organic sales to range from a low single-digit decline to slightly positive growth for the year ending July 31, 2017. Brady expects earnings per diluted Class A Common Share to range from $1.55 to $1.70. This guidance range is based on foreign currency exchange rates as of July 31, 2016, which are expected to reduce revenues for fiscal 2017 by approximately 1.5 percent. Offsetting this challenging revenue environment are ongoing efficiency gains in the Company’s manufacturing facilities and selling, general, and administrative expenses. This guidance is based upon a full-year income tax rate of approximately 27 percent to 29 percent, which is higher than fiscal 2016, capital expenditures approximating $25 million, and depreciation and amortization of $30 million.

A webcast regarding Brady’s fiscal 2016 fourth quarter financial results will be available at www.bradycorp.com beginning at 9:30 a.m. Central Time today.
Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, the Company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical, aerospace and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2016, employed approximately 6,400 people in its worldwide businesses. Brady’s fiscal 2016 sales were approximately $1.12 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.

* See accompanying notes for Non-GAAP measures.

###
In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: implementation of the Workplace Safety strategy; Brady’s ability to develop and successfully market technologically advanced new products; technology changes and potential security violations to the Company’s information technology systems; future competition; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, hard disk drive, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, healthcare and transportation; fluctuations in currency rates versus the U.S. dollar; risks associated with international operations; difficulties associated with exports; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; Brady’s ability to retain significant contracts and customers; risk associated with loss of key talent; risks associated with obtaining governmental approvals and maintaining regulatory compliance; risk associated with product liability claims; environmental, health and safety compliance costs and liabilities; potential write-offs of Brady’s substantial intangible assets; unforeseen tax consequences; risks associated with restructuring plans and maintaining acceptable operational service metrics; risks associated with divestitures; risks associated with identifying, completing, and integrating acquisitions; risks associated with our ownership structure; Brady’s ability to maintain compliance with its debt covenants; increase in our level of debt; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2015.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited; Dollars in thousands, except per share data)

	Three months ended July 31,		Twelve months ended July 31,
	2016	2015	2016	2015
Net sales	$282,106	$288,636	$1,120,625	$1,171,731
Cost of products sold	141,017	159,567	561,852	613,299
Gross margin	141,089	129,069	558,773	558,432
Operating expenses:
Research and development	9,268	9,227	35,799	36,734
Selling, general and administrative	98,418	102,908	405,096	422,704
Restructuring charges	—	2,830	—	16,821
Impairment charges	—	46,867	—	46,867
Total operating expenses	107,686	161,832	440,895	523,126

Operating income (loss)	33,403	(32,763)	117,878	35,306

Other income (expense):
Investment and other income (expense)	321	(123)	(709)	845
Interest expense	(1,705)	(2,762)	(7,824)	(11,156)

Earnings (loss) from continuing operations before income taxes	32,019	(35,648)	109,345	24,995

Income tax expense	6,883	3,746	29,235	20,093

Earnings (loss) from continuing operations	$25,136	$(39,394)	$80,110	$4,902

Loss from discontinued operations, net of income taxes	—	—		(1,915)

Net earnings (loss)	$25,136	$(39,394)	$80,110	$2,987

Earnings (loss) from continuing operations per Class A Nonvoting Common Share:
Basic	$0.50	$(0.77)	$1.59	$0.10
Diluted	$0.49	$(0.77)	$1.58	$0.10

Earnings (loss) from continuing operations per Class B Voting Common Share:
Basic	$0.50	$(0.77)	$1.57	$0.08
Diluted	$0.49	$(0.77)	$1.56	$0.08

Loss from discontinued operations per Class A Nonvoting Common Share:
Basic	$—	$—	$—	$(0.04)
Diluted	$—	$—	$—	$(0.04)

Loss from discontinued operations per Class B Voting Common Share:
Basic	$—	$—	$—	$(0.04)
Diluted	$—	$—	$—	$(0.04)

Net earnings (loss) per Class A Nonvoting Common Share:
Basic	$0.50	$(0.77)	$1.59	$0.06
Diluted	$0.49	$(0.77)	$1.58	$0.06
Dividends	$0.20	$0.200	$0.81	$0.80

Net earnings (loss) per Class B Voting Common Share:
Basic	$0.50	$(0.77)	$1.57	$0.04
Diluted	$0.49	$(0.77)	$1.56	$0.04
Dividends	$0.20	$0.200	$0.79	$0.78

Weighted average common shares outstanding (in thousands):
Basic	50,355	51,317	50,541	51,285
Diluted	50,834	51,317	50,769	51,383

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	July 31, 2016	July 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$141,228	$114,492
Accounts receivable—net	147,333	157,386
Inventories:
Finished products	64,313	66,700
Work-in-process	16,678	16,958
Raw materials and supplies	18,436	20,849
Total inventories	99,427	104,507
Prepaid expenses and other current assets	19,436	19,755
Total current assets	407,424	396,140
Other assets:
Goodwill	429,871	433,199
Other intangible assets	59,806	68,888
Deferred income taxes	27,238	34,752
Other	17,181	18,704
Property, plant and equipment:
Cost:
Land	5,809	5,284
Buildings and improvements	95,355	94,423
Machinery and equipment	256,549	270,086
Construction in progress	2,842	2,164
	360,555	371,957
Less accumulated depreciation	258,111	260,743
Property, plant and equipment—net	102,444	111,214
Total	$1,043,964	$1,062,897
LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Notes payable	$4,928	$10,411
Accounts payable	62,245	73,020
Wages and amounts withheld from employees	45,998	30,282
Taxes, other than income taxes	7,403	7,250
Accrued income taxes	6,136	7,576
Other current liabilities	40,017	37,939
Current maturities on long-term debt	—	42,514
Total current liabilities	166,727	208,992
Long-term obligations, less current maturities	211,982	200,774
Other liabilities	61,657	65,443
Total liabilities	440,366	475,209
Stockholders’ investment:
Common Stock:
Class A nonvoting common stock—Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 46,920,974 and 47,781,184 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	317,001	314,403
Earnings retained in the business	453,371	414,069
Treasury stock—4,340,513 and 3,480,303 shares, respectively of Class A nonvoting common stock, at cost	(108,714)	(93,234)
Accumulated other comprehensive (loss) income	(54,745)	(45,034)
Other	(3,863)	(3,064)
Total stockholders’ investment	603,598	587,688
Total	$1,043,964	$1,062,897

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in thousands)

	Twelve months ended July 31,
	2016	2015
Operating activities:
Net earnings	$80,110	$2,987
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	32,432	39,458
Non-cash portion of restructuring charges	—	4,164
Non-cash portion of stock-based compensation expense	8,154	4,471
Impairment charges	—	46,867
Loss on sale of business, net	—	426
Deferred income taxes	2,085	(7,233)
Changes in operating assets and liabilities (net of effects of business acquisitions/divestitures):
Accounts receivable	8,159	1,317
Inventories	4,833	(763)
Prepaid expenses and other assets	475	9,188
Accounts payable and accrued liabilities	3,928	(8,516)
Income taxes	(1,200)	982
Net cash provided by operating activities	138,976	93,348

Investing activities:
Purchases of property, plant and equipment	(17,140)	(26,673)
Sale of business, net of cash retained	—	6,111
Other	1,724	6,197
Net cash (used in) provided by investing activities	(15,416)	(14,365)

Financing activities:
Payment of dividends	(40,808)	(40,976)
Proceeds from issuance of common stock	5,246	1,644
Purchase of treasury stock	(23,552)	—
Proceeds from borrowing on credit facilities	96,276	83,382
Repayment of borrowing on credit facilities	(91,759)	(32,314)
Principal payments on debt	(42,514)	(42,514)
Income tax on equity-based compensation, and other	(1,662)	(1,374)
Net cash used in financing activities	(99,576)	(32,152)

Effect of exchange rate changes on cash	2,752	(14,173)

Net increase in cash and cash equivalents	26,736	32,658
Cash and cash equivalents, beginning of period	114,492	81,834

Cash and cash equivalents, end of period	$141,228	$114,492

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$8,528	$11,164
Income taxes	28,497	25,024

BRADY CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited; Dollars in thousands)

	Three months ended July 31,		Twelve months ended July 31,
	2016	2015	2016	2015
SALES TO EXTERNAL CUSTOMERS
ID Solutions	$198,717	$201,536	$776,877	$806,484
Workplace Safety	83,389	87,100	343,748	365,247
Total	$282,106	$288,636	$1,120,625	$1,171,731

SALES INFORMATION
ID Solutions
Organic	(0.2)%	(0.3)%	(0.7)%	1.7%
Currency	(1.2)%	(5.7)%	(3.0)%	(4.0)%
Total	(1.4)%	(6.0)%	(3.7)%	(2.3)%
Workplace Safety
Organic	(2.7)%	(3.2)%	(0.8)%	(0.4)%
Currency	(1.6)%	(11.7)%	(5.1)%	(8.3)%
Total	(4.3)%	(14.9)%	(5.9)%	(8.7)%
Total Company
Organic	(0.9)%	(1.2)%	(0.7)%	1.0%
Currency	(1.4)%	(7.7)%	(3.7)%	(5.4)%
Total	(2.3)%	(8.9)%	(4.4)%	(4.4)%

SEGMENT PROFIT
ID Solutions	$46,324	$29,040	$169,776	$149,840
Workplace Safety	16,029	15,895	59,847	56,502
Total	$62,353	$44,935	$229,623	$206,342
SEGMENT PROFIT AS A PERCENT OF SALES
ID Solutions	23.3%	14.4%	21.9%	18.6%
Workplace Safety	19.2%	18.2%	17.4%	15.5%
Total	22.1%	15.6%	20.5%	17.6%

	Three months ended July 31,		Twelve months ended July 31,
	2016	2015	2016	2015
Total segment profit	$62,353	$44,935	$229,623	$206,342
Unallocated amounts:
Administrative costs	(28,950)	(28,001)	(111,745)	(107,348)
Restructuring charges	—	(2,830)	—	(16,821)
Impairment charges	—	(46,867)	—	(46,867)
Investment and other income (expense)	321	(123)	(709)	845
Interest expense	(1,705)	(2,762)	(7,824)	(11,156)
Earnings from continuing operations before income taxes	$32,019	$(35,648)	$109,345	$24,995

NON-GAAP MEASURES
(Unaudited; Dollars in Thousands, Except Per Share Amounts)

In accordance with the U.S. Securities and Exchange Commission’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Earnings from Continuing Operations Before Income Taxes Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Earnings from Continuing Operations Before Income Taxes Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this profit measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of (Loss) Earnings from Continuing Operations Before Income Taxes to Earnings from Continuing Operations Before Income Taxes Excluding Certain Items:

	Three months ended July 31,		Twelve months ended July 31,
	2016	2015	2016	2015
Earnings (Loss) from Continuing Operations Before Income Taxes (GAAP Measure)	$32,019	$(35,648)	$109,345	$24,995
Restructuring charges	—	2,830	—	16,821
Impairment charges	—	46,867	—	46,867
Other non-routine charges	—	7,430	—	7,430
Postretirement benefit plan curtailment gain	—	—	—	(4,296)
Earnings from Continuing Operations Before Income Taxes Excluding Certain Items (non-GAAP measure)	$32,019	$21,479	$109,345	$91,817

Income Taxes on Continuing Operations Excluding Certain Items:
Brady is presenting the Non-GAAP measure "Income Taxes on Continuing Operations Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Income Taxes on Continuing Operations to Income Taxes on Continuing Operations Excluding Certain Items:

	Three months ended July 31,		Twelve months ended July 31,
	2016	2015	2016	2015
Income Taxes on Continuing Operations (GAAP measure)	$6,883	$3,746	$29,235	$20,093
Restructuring charges	—	672	—	5,078
Other non-routine charges	—	2,673	—	2,673
Postretirement benefit plan curtailment gain	—	—	—	(1,504)
Income Taxes on Continuing Operations Excluding Certain Items (non-GAAP measure)	$6,883	$7,091	$29,235	$26,340

NON-GAAP MEASURES
(Unaudited; Dollars in Thousands, Except Per Share Amounts)

Net Earnings from Continuing Operations Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Net Earnings from Continuing Operations Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Net (Loss) Earnings from Continuing Operations to Net Earnings from Continuing Operations Excluding Certain Items:

	Three months ended July 31,		Twelve months ended July 31,
	2016	2015	2016	2015
Net Earnings (Loss) from Continuing Operations (GAAP measure)	$25,136	$(39,394)	$80,110	$4,902
Restructuring charges	—	2,158	—	11,743
Impairment charges	—	46,867	—	46,867
Other non-routine charges	—	4,757	—	4,757
Postretirement benefit plan curtailment gain	—	—	—	(2,792)
Net Earnings from Continuing Operations Excluding Certain Items (non-GAAP measure)	$25,136	$14,388	$80,110	$65,477

Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items:
Brady is presenting the Non-GAAP measure "Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Net (Loss) Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share to Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items:

	Three months ended July 31,		Twelve months ended July 31,
	2016	2015	2016	2015
Net Earnings (Loss) from Continuing Operations Per Diluted Class A Nonvoting Common Share (GAAP measure)	$0.49	$(0.77)	$1.58	$0.10
Restructuring charges	—	0.04	—	0.23
Impairment charges	—	0.91	—	0.91
Other non-routine charges	—	0.09	—	0.09
Postretirement benefit plan curtailment gain	—	—	—	(0.05)
Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items (non-GAAP measure)	$0.49	$0.28	$1.58	$1.27